[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.

Exhibit 10.2

EXECUTION VERSION

THIRD AMENDED AND RESTATED RESEARCH AND DEVELOPMENT
COLLABORATION AGREEMENT

BETWEEN

THE COUNCIL OF THE QUEENSLAND INSTITUTE OF MEDICAL

RESEARCH

AND

ATARA BIOTHERAPEUTICS, INC.

Table of Contents

Page

1.	DEFINITIONS	2
2.	SCOPE OF THE COLLABORATION	9
3.	GOVERNANCE.	14
4.	BUDGET; MILESTONES; PAYMENT	17
5.	PRINCIPAL INVESTIGATOR AND PERSONNEL	21
6.	CONFIDENTIALITY	21
7.	PUBLICATION	23
8.	REPORTS; RIGHTS IN DATA	24
9.	INTELLECTUAL PROPERTY	24
10.	EXCHANGE OF MATERIALS	26
11.	SUPPLIES AND EQUIPMENT	27
12.	INDEMNIFICATION	27
13.	NOTICE	27
14.	DISPUTE RESOLUTION	28
15.	TERM AND TERMINATION	29
16.	APPLICABLE LAW	30
17.	WAIVER	30
18.	ASSIGNMENT	31
19.	ENTIRE AGREEMENT	31
20.	INDEPENDENT CONTRACTOR	31
21.	SEVERABILITY	31
22.	CONSTRUCTION	31
23.	COUNTERPARTS	32

THIRD AMENDED AND RESTATED RESEARCH AND DEVELOPMENT COLLABORATION AGREEMENT

This Third Amended and Restated Research and Development Collaboration Agreement (“Third Restated Agreement”), entered into on August 26, 2020 (“Execution Date”), and effective as of the Execution Date, is made by and between Atara Biotherapeutics, Inc., having its principal offices at 611 Gateway Blvd #900, South San Francisco, CA 94080, (“Atara”), and the Council of the Queensland Institute of Medical Research, a not-for-profit Institute organized and existing under the laws of the State of Queensland having its principal offices at 300 Herston Rd, Herston QLD 4006, Australia (“Institute”).  Each of Atara and Institute are referred to in this Agreement as a “Party”, and collectively as the “Parties”

WHEREAS, Institute has conducted certain research and development, and possesses certain expertise relating to the research and development of, among other things, allogeneic and autologous cytotoxic T-lymphocytes (“CTL”), including in relation to the development of novel therapies targeting tumor and other cells infected with certain viruses, for use in oncology and autoimmune indications.

WHEREAS, Atara is a biotechnology company developing novel therapies for commercialization for the treatment of human diseases and conditions.

WHEREAS, the Parties desire to collaborate in relation to research and development activities in accordance with the terms and conditions set forth herein.

WHEREAS, the Institute is uniquely qualified to conduct the proposed research and the research is within Institute’s mission and it is in the mutual interest of Atara and Institute that Institute continues to progress certain research and development activities in accordance with the terms and conditions set forth herein.

WHEREAS, Atara and Institute are parties to that certain Research and Development Collaboration Agreement (the “Original Research Agreement”), entered into on October 20, 2015 (the “Original Effective Date”), which was amended and restated as of September 23, 2016 (the “First Restatement Date”) pursuant to that certain Amended and Restated Research and Development Collaboration Agreement and was subsequently amended on December 15, 2017, April 24, 2018 and May 9, 2018 (as so amended, the “First Restated Agreement”) effective as of the Original Effective Date, which was, in turn, amended and restated as of August 28, 2019 (the “Second Restatement Date”) pursuant to that certain Second Amended and Restated Research and Development Collaboration Agreement (the “Second Restated Agreement”), and now the Parties desire to amend and restate the Second Restated Agreement in its entirety to, among other things, [***] [***], all as set forth in this Third Restated Agreement; and

WHEREAS, the Parties desire that intellectual property rights and technology developed as a result of activities conducted under this Agreement be licensed to Atara for the further development and commercialization of CTL products based on novel allogeneic and autologous CTLs for use in the diagnosis, treatment, prophylaxis and palliation of diseases and conditions associated with EBV, and to that end, the Parties entered into the that certain exclusive License Agreement (the “Original License Agreement”) simultaneous with the Original Research

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Agreement on the Original Effective Date, which Original License Agreement was amended and restated as of the First Restatement Date pursuant to that certain Amended and Restated Exclusive License Agreement (“First Restated License Agreement”), which was, in turn, amended and restated on the Second Restatement Date pursuant to that certain Second Amended and Restated Exclusive License Agreement (“Second Restated License Agreement”), and the Second Restated License Agreement is being amended and restated in its entirety pursuant to that certain Third Amended and Restated Exclusive License Agreement simultaneously with entering into this Third Restated Agreement (the “Third Restated License Agreement”).

NOW, THEREFORE, Institute and Atara hereby agree to the following terms and conditions in this Agreement:

1.DEFINITIONS

The following capitalized terms shall have the meanings set forth in this Article 1.  Capitalized terms not defined in this Article 1 or elsewhere in this Agreement shall have the meaning given to such terms in the License Agreement.

1.1“Affiliate” shall have the meaning given in the License Agreement.

1.2“Agreement” means the First Restated Agreement as in effect from the Original Effective Date until the Second Restatement Date, together with the Second Restated Agreement as in effect from the Second Restatement Date until the Execution Date, together with this Third Restated Agreement, which, pursuant to Article 19 replaces the Second Restated Agreement as of the Execution Date.

1.3 “Alliance Manager” shall have the meaning given in Section 3.2(a).

1.4“Allogeneic CTL” shall have the meaning given in the License Agreement.

1.5 “Allogeneic CTL Products” shall have the meaning given in the License Agreement.

1.6“Allogeneic Programs” means (a) the research and development activities being performed by Institute and Atara pursuant to this Agreement directed to the identification and development of Allogeneic CTL Products, including the Allogeneic EBV CTL Program, and (b) the research and development activities conducted under each New Research Program pursuant to Section 2.3 that is directed to the identification and development of New CTL Products comprising Allogeneic CTLs for use in any Indication.

1.7“Atara Forecast” shall have the meaning given in Section 2.7(c).

1.8“Atara Forecast Quantity” shall have the meaning given in Section 2.7(c).

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1.9“Atara Indemnitees” shall have the meaning given in Section 12.2.

1.10“Atara Inventions” shall have the meaning given in Section 9.1.

1.11“Autologous CTL” shall have the meaning given in the License Agreement.

1.12 “Autologous CTL Products” shall have the meaning given in the License Agreement.

1.13“Autologous Programs” means (a) the research and development activities being performed by Institute and Atara pursuant to this Agreement directed to the identification and development of Autologous CTL Products, including the Autologous EBV CTL Program, and (b) the research and development activities conducted under each New Research Program pursuant to Section 2.3 that is directed to the identification and development of New CTL Products comprising Autologous CTLs for use in any Indication.

1.14“Background IP” shall have the meaning given in the License Agreement.

1.15“BKV/JCV” shall have the meaning given in Section 1.19.

1.16“BKV/JCV CTL Budget” shall have the meaning given in Section 2.6(d).

1.17 “BKV/JCV CTL Development Plan” means [***].

1.18“BKV/JCV CTL Program” means [***].

1.19 “BKV/JCV Program” means the New Research Program including New CTL Products Specifically Directed to a Target that is associated with BK polyoma virus (“BKV”) and/or JC Polyomavirus (“JCV”), [***].

1.20“Claims” shall have the meaning given in Section 12.1.

1.21“CMV” means cytomegalovirus (including all naturally occurring variants thereof).

1.22“CMV CTL Program” shall have the meaning given in Section 4.3.

1.23“CMV [***] Development Plan” shall have the meaning given in Section 2.6(e).

1.24“Calendar Quarter” means each successive period of three (3) consecutive calendar months ending on the last day of March, June, September, or December, respectively; provided that, the final Calendar Quarter shall end on the last day of the Term.

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1.25“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party or its Affiliate with respect to any objective, activity or decision to be undertaken under this Agreement, those efforts that a company or institution developing technology within the bio-pharmaceutical industry of comparable size and resources would reasonably use to accomplish such objective, activity or decision under similar circumstances, and specifically means the carrying out of development activities using efforts that a company or institution developing technology within the bio-pharmaceutical industry of comparable size and resources would reasonably devote to a product at a similar stage in its development or product life, taking into consideration, among other factors, efficacy, safety, approved labeling, the patent and other proprietary position of the product, and the likelihood of regulatory approval given the regulatory structure involved.  Commercially Reasonable Efforts shall be determined on a Major Market-by-Major Market and indication-by-indication basis for the Products being developed under the Research Collaboration, and it is anticipated that the level of effort will change over time, reflecting changes in the status of each such Product, including with respect to any Product that is the subject of Autologous Programs.

1.26“Confidential Information” of a Party, means (a) information relating to the business, operations or products of a Party or any of its Affiliates, including any know-how, that such Party discloses, transfers or makes available to the other Party under this Agreement or the License Agreement, or which otherwise becomes known to the other Party by virtue of this Agreement or the License Agreement, in each case whether in written, oral, graphical, machine readable or other form, whether or not marked as confidential or proprietary, and (b) the terms of this Agreement and the License Agreement;

1.27“CTL” shall have the meaning given in the Recitals hereto.

1.28“CTL Product” shall have the meaning given in the License Agreement.

1.29“Data” shall have the meaning given in Section 8.1.

1.30“Designated Executive Officers” means the Director and Chief Executive Officer of Institute, and the Chief Executive Officer of Atara.

1.31“Development Plan” means the plan, on a Program-by-Program basis for the research and development activities to be conducted pursuant to this Agreement for the time periods reflected in such plan, as prepared and updated in accordance with Section 2.2, including the budget for such activities.

1.32“Dispute” shall have the meaning given in Section 14.1.

1.33“EBNA1” means Epstein Barr nuclear antigen 1.

1.34“EBV” mean Epstein Barr Virus (including all naturally occurring variants thereof).

1.35“[***] Development Plan” shall have the meaning given in Section 2.6(e).

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1.36“Existing Confidentiality Agreement” shall have the meaning given in Section 6.2.

1.37“Final Report” shall have the meaning given in Section 8.1.

1.38“First Restated Agreement” shall have the meaning given in the recitals hereto.

1.39“First Restated License Agreement” shall have the meaning given in the recitals hereto.

1.40“First Restatement Date” shall have the meaning given in the recitals hereto.

1.41“FTE” means the equivalent of the work of one (1) full-time employee of a Party or its Affiliates for one (1) year (consisting of 1540-1920 hours per year) in directly conducting activities under this Agreement.  Any Party’s employee who devotes fewer than 1540 hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, calculated by dividing the actual number of hours worked by such employee on such activities by 1920.  Any employee who devotes more than 1920 hours per year on the applicable activities shall be treated as one (1) FTE.  For the avoidance of doubt, FTE shall not include the work of general corporate or administrative personnel, except for the portion of such personnel’s work time actually spent on conducting scientific or technical activities related to the Research Collaboration.

1.42“FTE Rate” shall mean the rates mutually agreed by the Parties for the engagement of specified FTEs, as set forth on Schedule 1.15.

1.43“HPV” shall have the meaning given in Section 2.6(a).

1.44“HPV CTL Budget” shall have the meaning given in Section 2.6(b).

1.45“HPV CTL Development Plan” shall have the meaning given in Section 2.6(a).

1.46“HPV CTL Program” shall have the meaning given in Section 2.6(a).

1.47 “Indication” means any disease or condition, or sign or symptom of a disease or condition.

1.48“Initial EBV Indications” shall have the meaning given in Section 2.1(a).

1.49“Institute Background IP Improvements” shall have the meaning given in Section 9.4.

1.50“Institute Indemnitees” shall have the meaning given in Section 12.1.

1.51“Institute Inventions” shall have the meaning given in Section 9.1.

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1.52“[***] Programs” means, collectively, the CMV [***] Program and the [***] Program (each as defined in the License Agreement).

1.53“Interim Reports” shall have the meaning given in Section 8.1.

1.54“Inventions” shall have the meaning given in Section 9.1.

1.55“Joint Inventions” shall have the meaning given in Section 9.2.

1.56“Joint Steering Committee” or “JSC” shall have the meaning given in Section 3.1.

1.57“License Agreement” means the First Restated License Agreement as in effect from the Original Effective Date until the Second Restatement Date, together with the Second Restated License Agreement as in effect from the Second Restatement Date until the Execution Date, together with the Third Restated License Agreement effective as of the Execution Date.

1.58“Licensed Products” shall have the meaning given in the License Agreement.

1.59“LMP1” means latent membrane protein 1.

1.60“LMP2” means latent membrane protein 2.

1.61“Losses” shall have the meaning given in Section 12.1.

1.62“Major Market” shall have the meaning given in the License Agreement.

1.63 “MS” shall have the meaning given in Section 2.1(a).

1.64“MSK Agreement” shall have the meaning given in the License Agreement.

1.65“New CTL Products” shall have the meaning given in Section 2.3(a).

1.66“New Research Information Package” shall have the meaning given in Section 2.3(b).

1.67“New Research Programs” shall have the meaning given in Section 2.3(a).

1.68“New Research Proposal” shall have the meaning given in Section 2.3(b).

1.69“NHL” shall have the meaning given in Section 2.1(a).

1.70“[***]” shall have the meaning given in Section 2.1(a).

1.71“Option” shall have the meaning given in the License Agreement.

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1.72“Original Research Agreement” shall have the meaning given in the recitals hereto.

1.73“Original License Agreement” shall have the meaning given in the recitals hereto.

1.74“Other Work” shall have the meaning given in Section 5.2.

1.75“Principal Investigator” means Professor Rajiv Khanna.

1.76“Program” means, on a Target-by-Target basis, any and all preclinical development, clinical development, manufacturing and commercialization activities with respect to any and all products directed to such Target.  Programs include (a) the Allogeneic Programs, (b) the Autologous Programs and (c) any New Research Programs.

1.77“Program [***]s” shall have the meaning given in Section 2.3(a).

1.78“[***] Payment” shall have the meaning given in Section 2.7(a).

1.79“[***] Capacity” shall have the meaning given in Section 2.7(a).

1.80“[***] Period” shall have the meaning given in Section 2.7(b).

1.81“Regulatory Approval” means with respect to a country or region, any and all approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market a product developed or commercialized under this Agreement or the License Agreement in such country or region, including, where applicable: (a) pre- and post-approval marketing authorizations; (b) labeling approval; and (c) technical, medical and scientific licenses, in each case necessary for commercial distribution, sale or marketing of such product in such country or region.

1.82“Regulatory Authority” means any Government Authority or other entity, in each case regulating or otherwise exercising authority with respect to the development, manufacturing or commercialization of a given product under this Agreement or the License Agreement in a given country or region, including the U.S. Food and Drug Administration (“FDA”), or any successor thereto, and the European Medicines Agency (“EMA”), or any successor thereto.

1.83“Research Collaboration” shall have the meaning given in Section 2.1.

1.84“Research Milestone” shall have the meaning given in Section 4.4(a).

1.85“Research Milestone Payment” shall have the meaning given in Section 4.4(a).

1.86“Rules of Arbitration” shall have the meaning given in Section 14.2.

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1.87“Second Restated Agreement” shall have the meaning given in the recitals hereto.

1.88“Second Restated License Agreement” shall have the meaning given in the recitals hereto.

1.89“Second Restatement Date” shall have the meaning given in the recitals hereto.

1.90“Specifically Directed” shall have the meaning given in the License Agreement.

1.91“Target” means an antigen expressed on or in a cell, including [***].  For clarity, a Target may be [***] (collectively, a single “Target”).  Unless otherwise specified, where the antigen is naturally occurring, a Target [***].  For clarity, (a) where a CTL Product is [***] antigen expressed on or in a cell in association with [***] EBV, [***], and (b) where a CTL Product is [***] associated with a [***] on or in a cell in association with the presence of, or infection of such cell by, EBV, or [***] with EBV, [***].

1.92 “Term” shall have the meaning given in Section 15.1.

1.93“Territory” means worldwide.

1.94“Third Party” means any Person (as defined in the License Agreement) other than Institute, Atara or any of their respective Affiliates.

1.95“Third Restated License Agreement” shall have the meaning given in the recitals hereto.

1.96“[***]” shall have the meaning given in the License Agreement.

1.97 “[***] Milestone” shall have the meaning given in Section 4.4(b).

1.98“[***] Period” shall have the meaning given in the License Agreement.

1.99“[***] Milestone Payment” shall have the meaning given in Section 4.4(b).

1.100“[***] Budget” shall have the meaning given in Section 2.6(f).

1.101“[***] Development Plan” shall have the meaning given in Section 2.6(e).

1.102“Wind Down Activities” shall have the meaning given in Section 15.5(b).

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2.SCOPE OF THE COLLABORATION

2.1Scope. Pursuant to this Agreement, as further provided in this Article 2, during the Term:

(a)Atara and Institute shall collaborate to conduct the Allogeneic Programs as set forth in Section 2.2 and the Development Plan, with the intention of identifying and developing CTL Products Specifically Directed to (i) Targets expressed in association with EBV, including [***], and such other Targets as may be incorporated in the Development Plan, for use in the diagnosis, prophylaxis, treatment and palliation of (A) multiple sclerosis (“MS”), (B) [***] (collectively (A) through [***], the “Initial EBV Indications”) and such other Indications as may be incorporated in the Development Plan, and (ii) such other Indications as the Parties may mutually agree in the Development Plan;

(b)Institute shall use Commercially Reasonable Efforts to conduct the Autologous Programs, as set forth in the Development Plan, with the intention of progressing the clinical development of Autologous CTL Products Specifically Directed to Targets expressed in association with EBV for the prophylaxis, treatment and palliation of [***] MS.

The foregoing activities, as well as any New Research Programs conducted by the Parties pursuant to Section 2.3, and activities conducted pursuant to the License Agreement, together, shall be the “Research Collaboration”.

2.2Conduct of the Research Collaboration.  The Research Collaboration shall be conducted at Institute under the supervision of the Principal Investigator and commenced promptly after the Original Effective Date.  Institute shall use Commercially Reasonable Efforts to conduct the Autologous Programs, and the Parties shall use Commercially Reasonable Efforts to conduct the Allogeneic Programs, in accordance with all applicable laws, rules and regulations, the terms and conditions of this Agreement, the Development Plan attached as Schedule 2.2 and incorporated by reference herein, and in the case of the Allogeneic Programs under the supervision of the JSC.  Institute will furnish the facilities, know-how, and technical skills necessary for performance of the Research Collaboration.  Anything in this Agreement to the contrary notwithstanding, Atara and Institute may at any time modify the scope of the Research Collaboration, including the Development Plan, by mutual written agreement in a document executed by duly authorized representatives of  both Parties or otherwise expressly agreed to in writing by the Alliance Managers and representatives on the JSC of both Parties that states that it is effectuating such a modification.

2.3New Research.

(a)During the term of this Agreement, if either Party wishes to pursue a program of activities directed to (i) the research and development of pharmaceutical or biologic products comprising Autologous CTLs or Allogeneic CTLs, or [***]s, in each case Specifically Directed to Targets that are not associated with EBV (“New CTL Products”), or (ii) the research and development of the [***] arising from the [***] Programs (the “Program [***]” as further defined in the License Agreement), (such research and development programs in (i) and (ii), each

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a “New Research Program”), such Party may propose to the JSC that such New Research Program is included within the scope of the Research Collaboration.

(b)If the Parties, through the JSC, agree that a New Research Program should be investigated with a view to inclusion within the Research Collaboration, Institute shall prepare and present a proposal (a “New Research Proposal”) to the JSC for discussion.  Any New Research Proposal shall include, at a minimum: (i) the Target(s) for such New CTL Products or Program [***], as applicable, (ii) a description of the proposed research and development activities, including an estimated timeline for such development, (iii) a good faith estimated budget for such development activities, (iv) a description of any material know-how, data, results or information in the possession and control of Institute that is necessary for Atara (and the JSC) to determine whether or not to pursue the New Research Program, and (v) a listing of the patent rights (including any such patent rights owned or controlled by any Third Party) that (A) cover or claim such New CTL Products or Program [***], or (B) Institute reasonably believes may be necessary or useful for the conduct of the proposed development activities, including in each case the owner or licensor under any Third Party patent rights, and (vi) any other information that Atara or the JSC may request in order to make a decision as to whether or not to progress the New Research Program (the information and materials in (i) through (vi), the “New Research Information Package”).  Any such New Research Proposal shall be presented to the JSC no less than thirty (30) days prior to the JSC meeting at which such New Research Proposal is to be considered.

(c)The JSC shall discuss any New Research Proposal at the next JSC meeting following the delivery by Institute of the New Research Information Package, and shall determine whether the Parties should include the New Research Program within the scope of the Research Collaboration.  A Party may withhold its consent to inclusion of any New Research Program within the scope of the Research Collaboration at its sole discretion.  If the Parties mutually agree to progress any New Research Program, the Parties shall consult to prepare a formal development plan and budget for such New Research Program for review and approval by the JSC (subject to Atara’s final decision making right under Section 3.3(f)).

(d)If the Parties agree to conduct a New Research Program, then within sixty (60) days following the finalization of the development plan and budget for such New Research Program (or such other timing as may be agreed to in writing by the Parties), such development plan and budget shall be added to and incorporated within the Development Plan and Budget, the Parties shall amend the License Agreement to provide that any New CTL Products and/or Program [***] shall be included within the scope of Licensed Products, and subject to the licenses granted pursuant to the License Agreement, and to make any other necessary amendments to the License Agreement in order to effect such change to the scope of Licensed Products, including, in the case of the New Research Program(s) including the Program [***], amendments to the economic terms applicable to Licensed Products arising from such New Research Program(s).  With the exception of such amendments, all other terms and conditions of the License Agreement shall apply equally to any New CTL Product and the Program [***] as to any other Licensed Product, provided that (i) the Milestone Payments applicable to any such New CTL Product shall be those set forth in the column under the heading “Research Milestone Payments – Licensed Product Arising Directly From Activities under New Research Programs” in the table in Section 4.4(a) of this Agreement and under the heading “Milestone Payments – Licensed Product

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Arising Directly From Activities under Research Agreement” in Section 4.3(a) of the License Agreement, and (ii) the Milestone Payments applicable to any such Program [***] shall be those set forth in the column under the heading “[***]” in the table in Section 4.4(b) of this Agreement and under the heading “Milestone Payments – Licensed Product Arising Directly From Activities under Research Agreement” in Section 4.3(a) of the License Agreement.  Except for (A) any funding that Atara agrees to provide for research and development activities to be conducted under any New Research Program pursuant to this Agreement, and (B) amounts payable by Atara for any New Research Program including the Program [***], no other consideration shall be payable by Atara for the foregoing amendment of the License Agreement and the grant by Institute to Atara of exclusive license rights in New CTL Products and/or Program [***] arising from such New Research Program.

(e)If Institute provides Atara with a New Research Information Package pursuant to this Section 2.3, and Atara does not wish to fund such research and development activities, or include such research and development activities within the scope of the Research Collaboration, then subject to the terms and conditions of this Agreement and the License Agreement (including Section 7 (Certain Covenants) thereof), Institute may (i) pursue the research and development of such New Research Program independently or with any Affiliate, and/or (ii) shall be free to discuss terms and conditions for the grant of rights to any Third Party to participate in the research, development and commercialization of the New CTL Products that are the subject of such New Research Program, without further obligation to Atara with respect to such New Research Program.  For clarity, this subsection (e) shall not apply to any New Research Programs including the Program [***], which shall instead be subject to Section 2.6(e) below.

2.4Diligence.  Each Party shall use Commercially Reasonable Efforts to conduct the Research Collaboration by performing the activities allocated to such Party pursuant to this Agreement and the Development Plan (including any activities relating to New Research Programs that the Parties mutually agree to include within the scope of the Research Collaboration).

2.5Regulatory Activities.  Atara shall be solely responsible, at Atara’s expense, for preparing all submissions to any regulatory authority and making all regulatory filings in the Territory in relation to CTL Products arising from (a) activities conducted with respect to the Allogeneic CTL Programs, (b) activities conducted with respect to the Autologous CTL Programs, and (c) New CTL Products and Program [***] arising out of New Research Programs conducted hereunder, in each case in accordance with Section 5.5 of the License Agreement.  Institute was solely responsible at Institute’s expense, for preparing all submissions to any regulatory authority and making all regulatory filings in the Territory in relation to CTL Products arising from activities conducted with respect to the Autologous CTL Programs prior to the exercise of the Option pursuant to Section 2.2 of the License Agreement.

2.6Specific New Research Programs.

(a)HPV CTL Program.  Following discussion through the JSC in accordance with Section 2.3, as of the First Restatement Date, the Parties agreed to include a research and development program directed to the identification and further development of New CTL Products Specifically Directed to such Targets expressed in association with human

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papilloma virus (“HPV”), in such Indications as the Parties may mutually agree in writing from time to time (the “HPV CTL Program”) as a New Research Program within the scope of this Agreement.  The HPV CTL Program shall be deemed to be an Allogeneic Program.  The Parties have agreed upon a development plan for the HPV CTL Program (the “HPV CTL Development Plan”), which has been added to and incorporated within the Development Plan, and which the Parties may mutually agree in writing to update from time to time.  Any Licensed Products arising as a result of activities under the HPV CTL Research Program shall be subject to the Research Milestone Payments set forth in the column of the table in Section 4.4(a) with the heading “Research Milestone Payment – Licensed Product Arising Directly From Activities under New Research Programs”.

(b)HPV CTL Program Funding.  The Development Plan shall include a mutually agreed budget for the HPV CTL Program (the “HPV CTL Budget”), which shall be added to and incorporated within the Budget as set forth in Section 4.2.  Institute shall use Commercially Reasonable Efforts to ensure that the FTEs assigned to perform activities under the HPV CTL Program devote at least [***] of their total working time to activities under the HPV CTL Development Plan, unless otherwise mutually agreed by the Parties.  The allocation of payments made by Atara to activities under the HPV CTL Program, and the timing of payments to be made to Institute out of such amount shall be set forth in the HPV CTL Development Plan.  The Parties may mutually agree upon changes to the HPV CTL Budget (subject to Atara’s final decision-making authority under Section 3.3(f) with respect to any increase thereto), or changes in the allocation of the HPV CTL Budget to activities under the HPV CTL Development Plan.

(c)BKV/JCV CTL Program.  [***].

(d)BKV/JCV CTL Program Funding.  [***].

(e)[***] Programs.  Following discussion through the JSC in accordance with Section 2.3, as of the First Restatement Date, the Parties agreed to include the [***] Programs as a New Research Program within the scope of this Agreement.  For the purposes of this Agreement the [***] Programs shall be deemed to be Allogeneic Programs.  The Parties previously agreed on a development plan setting out the research and development activities to be conducted for each of the [***] Programs during the [***] Period (the “[***] Development Plan”, and the “[***] Development Plan”, and collectively the “[***] Programs Development Plan”. The Parties have agreed on a revised [***] Development Plan, along with a mutually agreed budget for such activities, as further set forth in subsection (f) below, which has been added to and incorporated within the Development Plan, and which the Parties may mutually agree in writing to update from time to time.  If Atara exercises the [***] for the [***] Program pursuant to Section 2.6 of the License Agreement, such Program [***] will become Licensed Products, and such Licensed Products arising as a result of activities under the [***] Programs shall be subject to the applicable Research Milestone Payments set forth in the table in Section 4.4(b).

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(f)[***] Program Funding.

(i)The [***] Programs Development Plan shall include a mutually agreed budget for each of the [***] Program and the [***] Program (each, a “[***] Program Budget”), which the Parties expect to cover all direct and indirect costs of the conduct of the [***] Programs during the [***] Period.  The Parties agree that Atara has terminated the [***] for the [***] Program and that they have agreed on a [***] Program Budget for the [***] Program of [***] (the “Final CMV [***] Budget”), and that other than the amounts contemplated by the Final [***] Budget, Atara will have no further costs or payment obligations associated with the [***] Program, including any incremental wind-down or close-out costs.

(ii)Atara shall pay an annual amount set forth in the [***] Program Budget existing as at the Execution Date, or after the time period covered by such [***] Program Budget, as otherwise to be agreed by the Parties in accordance with subsection (iii) below, to be allocated against the costs set forth in each [***] Program Budget (each, a “[***] Research Contribution” and collectively the “[***] Research Contribution”). Institute shall use Commercially Reasonable Efforts to ensure that any FTEs assigned to perform activities under the [***] Programs devote at least [***] of their total working time to activities under the [***] Development Plan, unless otherwise mutually agreed by the Parties.  The allocation of the [***] Research Contribution to activities under each of the [***] Programs prior to June 30, 2019 shall be at Institute’s discretion and thereafter shall be allocated solely to the [***] Program, and the timing of payments to be made to Institute out of such amount are as set forth in Section 2.6 of the License Agreement.  The Parties may mutually agree upon changes to the [***] Research Contribution (subject to Section 2.6(f)(iii) below with respect to a [***] Budget, and to Atara’s final decision making authority under Section 3.3(f) with respect to any other increase thereto), or changes in the allocation of a [***] Budget to activities under the [***] Development Plan.

(iii)Following the Execution Date, the Parties shall discuss in good faith through the JSC and otherwise and may mutually agree upon an updated [***] Development Plan and an updated [***] Budget, in each case for the [***] Program, to cover such period and such matters and expenditures as are not covered in the [***] Development Plan and [***] Budget agreed as at the Execution Date. Thereafter, the Parties shall update the [***] Development Plan and the [***] Budget for the [***] Program at least annually.  If, at any time during the term of this Agreement, the Parties are unable to agree upon either the content of the updated [***] Development Plan or the updated [***] Budget, then (A) Institute shall have the final decision with respect to the [***] Development Plan, and (B) Atara shall have the final decision with respect to the amount of the [***] Research Contribution to be provided by Atara to fund activities during the applicable time period, provided that in no event shall the [***] Research Contribution funded by Atara in any twelve (12) month period for which the [***] Budget is in dispute be less than the greater of (x) the highest amount offered by Atara by way of [***] Research Contribution during such failed negotiations for the applicable twelve (12) month period, and (y) the amount funded by Atara for the [***] Research Contribution for the most recent twelve (12) month period.

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2.7[***] Manufacturing Support.

(a)In addition to the funding provided by Atara for the HPV CTL Program and [***] Programs set forth in Section 2.6, Atara paid to Institute a one-off lump-sum payment of [***] (the “[***] Payment”), which was used by Institute for [***] (the “[***] Capacity”).  The QGEN New Capacity shall be used by Institute to provide manufacturing and related services to support activities under all Programs included within the Development Plan, including the HPV CTL Program and [***] Programs and any other New Research Programs that may be added to this Agreement from time to time.

(b)In consideration for the [***] Payment, until Institute has [***] necessary for the conduct of (a) [***] (as defined in the License Agreement) and (b) all other [***] set forth in the Development Plan that are [***] the first Licensed Product (including, for clarity, each of (i) the first EBV-Specific CTL Product and (ii) the first HPV-Specific CTL Product) arising from activities under the Research Agreement (the “[***] Period”), Institute shall utilize the [***] Capacity for manufacturing activities required under the Development Plan and any other New Research Programs in accordance with the following protocol.

(c)During the [***] Period, on a calendar quarterly basis Atara will issue to Institute in good faith rolling forecasts (each, an “Atara Forecast”) of its requirements for use of the [***] Capacity for the following six months (the “Atara Forecast Quantity”).  During the [***] Period, the [***] Capacity shall be used first to manufacture any amounts included in the Atara Forecast Quantity before it can be used for manufacturing services for any Third Party.  If Institute wishes to utilize the [***] Capacity for any other activities during the [***] Period, including the performance of activities for Third Parties and/or outside the scope of the Programs included within the Development Plan, it may do so to the extent that such use is not allocated to the Atara Forecast Quantity, provided that Institute shall first obtains Atara’s prior written consent to the use of such excess capacity, not to be unreasonably withheld or delayed.  Without limiting the foregoing, Institute may not offer the [***] Capacity to any Third Party for services outside any time period covered by an Atara Forecast without Atara’s prior written consent, which consent may not be unreasonably withheld or delayed.

3.GOVERNANCE.

3.1Management.  The Parties have established and shall maintain a cross-functional, joint steering committee (the “Joint Steering Committee” or the “JSC”) which shall oversee the research collaboration between the Parties, including Allogeneic CTL Programs, Autologous Programs, and any agreed New Research Programs conducted under this Agreement and the License Agreement.

3.2Alliance Managers.

(a)Each of Atara and Institute shall appoint one representative who possesses an understanding of development, regulatory, manufacturing and commercialization matters to act as its respective alliance manager(s) for this relationship (an “Alliance Manager”).  Each Party may replace its respective Alliance Manager at any time upon written notice to the other in accordance with this Agreement.  Any Alliance Manager may designate a substitute to

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temporarily perform the functions of that Alliance Manager.  Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment within the JSC.  Consistent with the Development Plan, each Alliance Manager, will also be responsible for (i) providing a primary single point of communication responsible for the flow of communication and for seeking consensus (both within such Party’s organization and with respect to activities under this Agreement or the License Agreement) regarding key strategy and plan issues, and (ii) identifying and raising disputes to the JSC for discussion in a timely manner; and

(b)Each Alliance Manager shall have the right to attend all JSC meetings and meetings of any subcommittee thereof, as a nonvoting member.  Each Alliance Manager may bring any matter to the attention of the JSC where such Alliance Manager reasonably believes that such matter requires attention of the JSC.

3.3Joint Steering Committee.

(a)Composition.  The Joint Steering Committee shall be comprised of two (2) named representatives of each Party (or such other number as the Parties may agree) in addition to each Party’s Alliance Manager who are members ex-officio.  The JSC will be led by two (2) co-chairs, one (1) appointed by each of the Parties.  Each Party may replace one or more of its representatives, in its sole discretion, effective upon written notice to the other Party of such change.

(b)Function and Powers of the JSC.  The JSC shall, in line with the terms and conditions set forth in the Agreement:

(i)define the scope of the research and development activities to be conducted under this Agreement, including by reviewing and approving the initial Development Plan, and each update to the Development Plan and associated Budget, and review progress against the goals in such Development Plan;

(ii)discuss and agree upon the allocation of the Budget to activities under the Development Plan;

(iii)discuss and comment on updates provided by Institute in relation to the Autologous Programs;

(iv)review and discuss proposals for new Indications for Licensed Products to be included within the activities under the Development Plan;

(v)review and discuss potential Targets for consideration as potential New Research Programs;

(vi)consider, discuss and make recommendations with respect to proposals for New Research Programs;

(vii)discuss Atara’s regulatory strategy for IND filing for CTL Products;

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(viii)validate and back up the intellectual property strategy;

(ix)review and track publications and proposed publications, and coordinate review and comments on proposed publications by each Party;

(x)establish subcommittees, as appropriate, and support the operation of such subcommittees, including by seeking to resolve disputed matters that may arise at the subcommittees;

(xi)assume a general role of leadership in the collaboration; and

(xii)perform any and all tasks and responsibilities that are expressly attributed to the JSC under this Agreement.

Notwithstanding the foregoing roles and responsibilities, unless expressly set forth in this Agreement or the License Agreement, the JSC shall serve solely as a forum for information exchange with respect to any matters that relate to (i) regulatory matters, including the regulatory strategy and filings for Regulatory Approvals in the Territory, (ii) commercialization of CTL Products (whether or not arising out of this Agreement), (iii) changes to the Budget for activities under the Development Plan with respect to Allogeneic CTL Programs or New Research Programs, and (iv) subject to Article 13 of the License Agreement, intellectual property strategy, including prosecution, maintenance and enforcement activities.

(c)Frequency of Meetings.  The JSC shall meet at least once per quarter or more or less often as otherwise agreed by the Parties, and such meetings may be conducted by telephone, videoconference or in person as determined by the co-chairs, provided that no less than two (2) meetings during each calendar year shall be conducted in person.  As appropriate, and provided that not less than two (2) business days’ prior written notice has been given to the other Party, other employees of the Parties may attend Joint Steering Committee meetings as observers, but a Party shall not bring a Third Party to a meeting without the other Party’s prior consent.  Each Party may also call for special meetings of the JSC with reasonable prior written notice (it being agreed that at least five (5) business days shall constitute reasonable notice) to resolve particular matters requested by such Party and within the decision-making responsibility of the JSC.  Each co-chair shall ensure that its JSC members receive adequate notice of such meetings.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

(d)Subcommittees.  The JSC may establish and disband such subcommittees as deemed necessary by the JSC.  Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties.  Each Party shall be free to change its representatives on written notice to the other Party or to send a substitute representative to any subcommittee meeting.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in Article 6.  Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to the JSC.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

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(e)Cooperation.  Each Party shall provide the JSC such information as required under the Development Plan, or as reasonably requested by the other Party and reasonably available, relating to the progress of the goals or performance of activities under the Development Plan.

(f)Decisions.  Other than as set forth herein, in order to make any decision required of it hereunder, the JSC must have present (in person, by videoconference or telephonically) at least the co-chair of each Party (or his/her designee for such meeting).  Decisions of the JSC shall be by consensus, with each Party having one (1) vote.  If the JSC cannot reach consensus or a dispute arises which cannot be resolved within the JSC within [***], the co-chair of either Party may cause such dispute to be referred to the Designated Executive Officers for resolution within [***].  In the event that consensus cannot be reached with respect to a decision after a meeting of the Designated Executive Officers, then, if the decision relates to (A) commercialization of any CTL Product, New CTL Product or [***] that has been included within the License Agreement pursuant to Section 2.3(d), including regulatory strategy for any such CTL Products, New CTL Products or [***], (B) changes to the Development Plan that would require a material change in the scope of activities for any Program thereunder, or an increase in the Budget for development activities relating to the Allogeneic CTL Programs or the Autologous CTL Programs, including any increase in the Budget pursuant to this Agreement (where Atara has not previously authorized such increase), or (C) the scope of research and development activities under, or budget for, any New Research Program, including whether or not to include such New Research Program within the Research Collaboration, the final decision will be made by [***].  If a dispute arises which cannot be resolved by a subcommittee, the co-chair of either Party may cause such dispute to be referred to the JSC for resolution.

(g)Exceptions.  Notwithstanding the foregoing, (i) [***] may not use its final decision making authority to require [***] to the Research Collaboration, without [***]’s prior written consent, and (ii) neither Party in exercising its right to finally resolve a dispute pursuant to Section 3.3(f) shall have any power to (A) cause the other Party to violate any Applicable Law or to breach any agreement between such other Party and any Third Party, or (B) to amend, modify, or waive compliance with the terms of this Agreement.

(h)Authority.  The JSC and any subcommittee shall have only the powers assigned expressly to it in this Article 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

(i)Discontinuation of JSC.  The JSC shall continue to exist until the first to occur of (i) the Parties mutually agreeing to disband the JSC or (ii) until the termination or expiration of the License Agreement.

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4.BUDGET; MILESTONES; PAYMENT

4.1[Reserved]

4.2Budget.  Atara shall pay Institute the amounts set forth in the mutually agreed upon budget set forth in Schedule 4.2 (the “Budget”), incorporated herein, to cover all direct and indirect costs of the Allogeneic Programs, EBV Autologous Program and HPV CTL Program, [***] for which budgeting and funding shall be subject to Section 2.6(d) and excluding the [***] Programs, for which budget and funding shall be subject to Section 2.6(f).  The Parties may mutually agree upon changes to the Budget or changes in the allocation of the Budget to activities under the Development Plan by mutual written agreement in a document executed by duly authorized representatives of both Parties or otherwise expressly agreed to in writing by the Alliance Managers and representatives on the JSC of both Parties that states that it is effectuating such changes.

4.3Changes to the Budget.  During the term of this Agreement, the Parties may discuss, subject to Atara’s final decision making authority pursuant to Section 3.3(f) with respect to the Research Collaboration and any New Research Programs other than the [***] Programs, increases to the Budget for the Research Collaboration, which may include, without limitation, increases in the number of Institute FTEs allocated to perform activities hereunder.  For clarity, any budget increases for the [***] Programs shall be subject to Section 2.6(f)(iii).   For the avoidance of doubt, the Parties agree that as of the Effective Date, there is [***].

4.4Research Milestones.

(a)As additional consideration for Institute entering into this Agreement and diligently progressing the activities under the Research Collaboration in accordance with this Agreement, Atara has paid, or will pay to Institute the research milestone payments (each, a “Research Milestone Payment”) set forth in the table below for each Allogeneic CTL Product and/or Autologous CTL Product (as applicable pursuant to the table set forth below) to achieve the corresponding milestone (each, a “Research Milestone”), whether achieved by Institute, Atara or an Affiliate or sublicensee of Atara.  The Party achieving such Research Milestone shall promptly notify the other Party in writing of the achievement of any such Research Milestone and Atara shall pay Institute in full the corresponding Research Milestone Payment within [***] of such achievement.  For clarity, each Research Milestone Payment is payable once only for each Allogeneic CTL Product and once for each Autologous CTL Product, and each Research Milestone Payment is non-refundable, and is not an advance against royalties due to Institute or any other amounts due to Institute. The Parties acknowledge and agree that as of the Execution Date, Atara has paid the Research Milestone Payment for First Dosing in a Human Subject for a CTL Product Specifically Directed to EBV for a first Allogeneic CTL Product.

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	Research Milestone Trigger Event	Research Milestone Payment
		CTL Product Specifically Directed to [***]	Licensed Product Arising Directly From Activities under New Research Programs
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*Milestone payable only once with respect to each Allogeneic Licensed Product to achieve such Milestone.

**Milestone payable once for each Allogeneic CTL Product and for each Autologous CTL Product to achieve such Research Milestone.

(b)As consideration for Institute entering into this Agreement and diligently progressing the activities under the Research Collaboration with respect to the [***] Programs in accordance with this Agreement, Atara:

(i)paid to Institute a fixed fee of two million five hundred thousand dollars ($2,500,000) within fifteen (15) business days following the Original Effective Date (which fee is non-refundable and non-creditable against any other amounts due under this Agreement), and

(ii)will pay to Institute the following milestone payments with respect to research and development activities conducted under the [***] Program (each, a “[***] Milestone Payment”) set forth in the table below for each [***] to achieve the corresponding milestone (each, a “[***] Milestone”), whether achieved by Institute, Atara or an Affiliate or sublicensee of Atara.  The Party achieving such [***] Milestone shall promptly notify the other Party in writing of the achievement of any such [***] Milestone and Atara shall pay Institute in full the corresponding [***] Milestone Payment within thirty (30) days of such achievement.  For clarity, each [***] Program Milestone Payment is payable once only for the first [***] to reach the applicable milestone event, and each [***] Program Milestone Payment is non-refundable, and is not an advance against royalties due to Institute or any other amounts due to Institute.

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	[***] Milestone Trigger Event	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(c)Unless a Research Milestone Payment or [***] Program Milestone Payment is specified as payable for more than one Indication in the tables in (a) and (b) above respectively, each Research Milestone Payment and [***] Program Milestone Payment will be payable by Atara only once, following the first time a given CTL Product or [***], as applicable, developed under this Agreement achieves the specified Research Milestone or [***] Milestone.  For example, with respect to the Research Milestone Payments, Research Milestone 2 in the table above shall be payable for a given Allogeneic CTL Product upon the first dosing of a patient in a Phase II Clinical Trial in for treatment of [***], but shall not be payable for such Allogeneic CTL Product for any subsequent Phase II Clinical Trial in gastric cancer, MS (in any country), or for [***] (in [***]).

(d)Each time a Research Milestone or [***] Milestone (as applicable) is achieved, then any other Research Milestone Payments with respect to earlier Research Milestones or [***] Program Milestone Payments with respect to earlier [***] Milestones that have not yet been paid will be due and payable together with the Research Milestone Payment for the Research Milestone, or [***] Program Milestone Payments for the [***] Milestone, as applicable, that is actually achieved.

(e)If, with respect to a given CTL Product developed or commercialized under this Agreement or the License Agreement and a given Indication, Atara elects to progress the development and commercialization of an Autologous CTL Product in lieu of an Allogeneic CTL Product for such Indication, then (i) following the decision to progress development and commercialization of such Autologous CTL Product, Atara shall owe all subsequent Research Milestone Payments due for such Autologous CTL Product, and (ii) subsection (c) shall apply solely with respect to any Research Milestone Payments that are applicable to both Autologous CTL Products and Allogeneic CTL Products, and have not already been paid for the Allogeneic CTL Product.

4.5Other Payments.

(a)Atara shall pay any amounts agreed to by Atara and included in the Budget to Institute on a Calendar Quarterly basis in advance, based on the allocation of such amounts to activities under the Development Plan for the applicable Calendar Quarter.  Institute

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shall submit invoices to Atara on a Calendar Quarterly basis, no later than [***] prior to the last day of each Calendar Quarter, setting forth the amounts payable for the upcoming Calendar Quarter and the activities to which such amounts are allocated under the Development Plan.  The first invoice shall be due under this Agreement no later than thirty (30) days following the Original Effective Date.  Each invoice shall be signed by an authorized official of Institute.  Atara shall make payment by wire transfer to Institute’s nominated bank account.

(b)Atara shall pay the [***] Program Research Contribution (and any other amounts agreed to by Atara and included in the [***] Program Budgets) as set forth in Section 2.6(c) and (d) of the License Agreement.

5.PRINCIPAL INVESTIGATOR AND PERSONNEL

5.1Principal Investigator.  For the purpose of this Agreement and pursuant to Institute policy, Principal Investigator shall be responsible for the administration, direction, and content of the Research Collaboration, including expenditures under the Budget, and revisions to the allocation and individual expenditures within the overall framework, and subject to the overall cap, of the Budget, in each case necessary to accomplish the Research Collaboration.  Should the Principal Investigator leave Institute or otherwise become unavailable during the term of this Agreement, Institute may nominate a replacement.  In the event that the Principal Investigator becomes unable or unwilling to continue the Research Collaboration, and a substitute reasonably acceptable to Atara is not available, Atara shall have the right to terminate the Research Collaboration and this Agreement by giving written notice to Institute.

5.2Other Commitments.  Except as otherwise agreed, it is further understood that Institute and the personnel performing the Research Collaboration may be or become involved in other activities and projects which entail commitments to other Third Parties (“Other Work”).  The Principal Investigator and the personnel performing the Research Collaboration will use Commercially Reasonable Efforts to progress the Research Collaboration in accordance with terms of the Development Plan, including any timelines set forth therein.  Institute and the personnel performing the Research Collaboration will each use their best efforts to avoid conflicts with the terms and obligations of this Agreement.  The Principal Investigator will provide Atara with written notice as soon as practicable if he becomes aware of a conflict or potential conflict that may materially impose upon his ability to perform activities under the Development Plan and this Agreement.  Nothing in this Agreement shall be construed to limit the freedom of Institute, or their researchers who are not participants in the Research Collaboration under this Agreement, from engaging in Other Work made under other agreements with other parties than Atara.  Notwithstanding the foregoing, Institute and the Principal Investigator shall use all reasonable efforts to distinguish the research performed in connection with the Research Collaboration under this Agreement from all Other Work, and shall keep records pertaining to such Other Work separately from the records to be maintained pursuant to Article 8.

6.CONFIDENTIALITY

6.1Confidential Information.  Atara and Institute will treat and maintain the other Party’s Confidential Information in confidence using at least the same degree of care as the receiving Party uses to protect its own proprietary and confidential information of a like nature

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from the date of disclosure until [***] after the termination or expiration of this Agreement, provided that a Party may designate one or more specific, defined items of Confidential Information as ‘Trade Secret’, by giving written notice to the other Party briefly outlining its reasons why longer protection is warranted, and in such case the other Party shall protect such information indefinitely unless and until Section 6.4 applies.  Confidential Information can be written, oral, or both.

6.2Relationship to Existing Confidentiality Agreement.  This Agreement supersedes that certain Confidential Disclosure Agreement entered into between Atara and Institute, dated May 28, 2015 (the “Existing Confidentiality Agreement”); provided that all “Confidential Information” disclosed by the disclosing party thereunder shall be deemed Confidential Information of the disclosing Party hereunder and shall be subject to the terms and conditions of this Agreement and the receiving party thereunder shall be bound by and obligated to comply with such terms and conditions as if they were the receiving Party hereunder.  The foregoing shall not be interpreted as a waiver of any remedies available to the disclosing party as a result of any breach, prior to the Original Effective Date, by the receiving party, respectively, of its obligations pursuant to the Existing Confidentiality Agreement.

6.3Permitted Disclosure.  Atara and Institute may use and disclose the other Party’s Confidential Information to their Affiliates, employees, agents, consultants, contractors, and, in the case of the Atara, its Sublicensees, in each case on a need to know basis for the purposes of such Affiliates, Sublicensees and Third Parties performing activities under this Agreement or the License Agreement, provided that such parties are bound by a like duty of confidentiality as that found in this Article 6.  Furthermore, Atara may disclose Institute’s Confidential Information to: (a) Atara’s potential or actual collaborators, partners, licensees and Sublicensees, and (b) potential or actual investment bankers, acquirers, lenders or investors, and (c) advisors of Atara or any of the foregoing in (a) and (b); each of whom, prior to disclosure, must be bound by similar obligations of confidentiality and non-use as set forth in this Article 6.

6.4Limitations.  Nothing contained herein will restrict or impair, in any way, the right of Atara or Institute to use or disclose any of the other Party’s Confidential Information:

(a)that recipient can demonstrate by written records was previously known to it prior to its disclosure by the disclosing Party;

(b)that recipient can demonstrate by written records is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

(c)that recipient can demonstrate by written records was obtained lawfully and without restrictions on the recipient from sources independent of the disclosing Party; and

(d)that a Party is required to disclose pursuant to applicable law, rule or regulation.

6.5Other Disclosures.  Atara or Institute also may disclose Confidential Information that is required to be disclosed: (i) to a governmental entity or agency in connection

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with seeking any governmental or regulatory approval, governmental audit, or other governmental contractual requirement; or (ii) by law, provided that the recipient uses reasonable efforts to give the Party owning the Confidential Information sufficient notice of such required disclosure to allow the Party owning the Confidential Information reasonable opportunity to object to, and to take legal action to prevent, such disclosure.  Notwithstanding anything to the contrary in this Agreement, Atara may disclose Confidential Information it receives pursuant to this Agreement, to its actual or potential investors, acquirors, advisors, Sublicensees, consultants and employees who are bound by obligations of confidentiality with respect thereto.

6.6Return of Information.  Upon expiration or termination of this Agreement (unless the License Agreement remains in effect), or the request of the disclosing Party, if earlier, Atara and Institute will destroy or return any of the disclosing Party’s Confidential Information in its possession within [***] following the termination of this Agreement and provide each other with prompt written notice that such Confidential Information has been returned or destroyed.  Each Party may, however, retain one (1) copy of such Confidential Information for archival purposes in non-working files.  If the License Agreement remains in effect as of the date of termination or expiration of this Agreement, then all Confidential Information disclosed pursuant to this Agreement, if not returned or destroyed at the disclosing Party’s request pursuant to this Section 6.6, shall be deemed Confidential Information subject to the terms and conditions of Article 22 of the License Agreement.

7.PUBLICATION

7.1Publication.  Either party, consistent with academic standards, may publish or present the Data (as defined in Article 8 below), provided such publication or presentation does not disclose the other party’s Confidential Information.  The Parties agree that any publication or presentation of Data shall appropriately cite the contributions of both Parties, using customary standards of scientific attribution.  Each Party shall provide the other Party with a copy of such publication or presentation [***] prior to submission for presentation or publication to permit protection of any Confidential Information and/or patent rights, if desired and applicable.  The other Party shall have [***], after receipt of said copies, to object to such proposed presentation or proposed publication because it includes patentable subject matter which needs protection or because it includes Confidential Information of such other Party.  In the event that the other Party makes such objection, the publishing party shall refrain from making such publication or presentation for a maximum of [***] from date of receipt of such objection in order to allow the other Party to seek patent protection on any patentable Inventions included in the proposed publication or presentation, and the publishing Party shall remove the other Party’s Confidential Information from such publication or presentation before submitting or presenting it to any Third Party.  Atara further agrees that Institute shall have the first right to publish any results of the Research Collaboration, pursuant to the terms of this Article 7.  In the case of Confidential Information of Atara being results of the Research Collaboration, Institute may publish a publication or presentation containing such information after taking into account any comments by Atara in good faith and after allowing Atara to seek patent protection in accordance with this Section 7.1, unless Atara (acting reasonably) designates such information as a ‘Trade Secret’.

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7.2No Use of Names.  Neither Party will use the name of the other Party or its employees in any advertisement, press release, or other publicity without prior written approval of the other Party.

8.REPORTS; RIGHTS IN DATA

8.1Reporting.  Each Party shall, in accordance with its established practice, keep complete and accurate records of the work performed under this Agreement, including all expenditures under the Budget.  Institute shall provide Atara with a written report, prior to any meeting of the JSC, or at such other frequency as is mutually agreed to by the Parties (the “Interim Reports”).  Such reports shall set forth, at a minimum: (a) the activities performed and to be performed under the Development Plan, (b) results generated during the conduct of the Research Collaboration, (c) any CTL Products or, New CTL Products or [***] identified, (d) the quality and quantity of any materials (including without limitation biological or chemical compounds or raw materials) transferred by either party for the purposes of progressing the Research Collaboration and (e) material expenditures of funds under the Budget, and (f) subject to any obligations of confidentiality to any Third Party, a summary of activities of Atara and its Affiliates relevant to the research and development of CTL Products outside the Research Collaboration, excluding information regarding Atara’s activities under the MSK Agreement.  Institute shall provide a comprehensive final written report of all activities conducted, and all results and data generated (collectively “Data”) under the Autologous Programs, the Allogeneic Programs, and any New Research Programs within ninety (90) days after termination of this Agreement (“Final Report”).  During the course of the Research Collaboration, Atara’s representatives may consult informally with the Principal Investigator at his or her discretion and convenience regarding the Research Program.  Atara shall also be required to provide Interim Reports in accordance with this Section 8.1, on a Program-by-Program basis: (i) for the Allogeneic Programs, following completion of Phase I Clinical Trials for the applicable Allogeneic Program(s), and (ii) for the Autologous Programs, in consultation with Institute.

8.2Rights in Data.  Institute shall own all Interim Reports and the Final Report, and information and data contained therein or arising from the activities conducted under this Agreement and the Development Plan.  Subject to the provisions of Articles 6 and 7, Atara shall have the unencumbered right to use the Interim Reports and the Final Report[s], and any and all information and Data contained therein for any and all purposes, including the right to reference such Data and information in any regulatory filings in relation to any CTL Product, New CTL Product or Program [***] under this Agreement or the License Agreement, and shall have the right to grant or sublicense to others the right to so use and reference such Data and information.

9.INTELLECTUAL PROPERTY

9.1Ownership.  With the exception of the rights granted to Institute to perform its obligations under this Agreement, and the rights granted to Atara pursuant to the License Agreement, each Party shall retain all right, title and interest in and to its Background IP.  Except as provided in Section 9.4, inventorship/authorship of all patents, copyrights, trade secrets and other intellectual property rights, in and to all tangible materials (including without limitation all biological materials), inventions, discoveries, and software conceived or first made in the performance of the Research Collaboration under this Agreement (“Inventions”) will be

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determined in accordance with U.S. patent/copyright law, such that all Inventions that are conceived or made solely by one or more employees of Atara in the course of the Research Collaboration and are not Improvements (“Atara Inventions”) shall be owned solely by Atara and all Inventions which are conceived or made solely by one or more employees of Institute in performance of Research Collaboration and are not Improvements (“Institute Inventions”) shall be solely owned by Institute.

9.2Joint Inventions.  Inventions that are jointly conceived or reduced to practice by one or more employees, consultants or contractors of each Party, shall be jointly owned by the parties (each such invention, a “Joint Invention”).  Ownership of all Inventions shall vest in the party to whom the inventor has an obligation of assignment.  Institute will obtain agreements securing the assignment to Institute of all Inventions and intellectual property rights from the Principal Investigator and all employees, other agents and consultants who perform any part of the Research Collaboration at Institute that are necessary to enable Institute to grant to Atara all rights Institute purports to grant under this Agreement and the License Agreement.  Subject to the terms and conditions of the License Agreement, including any exclusive licenses granted thereunder (for such time as such licenses have effect), each Party shall have all rights under any jointly owned patent, patent application or other form of intellectual property protection relating to any Joint Invention to use, research, develop, and commercially exploit such Joint Invention and to license and sublicense Third Parties (through multiple tiers of sublicensing) to do so.

9.3Inclusion within the License Agreement.  All Institute Inventions arising under this Agreement shall be automatically included, upon their creation, within the Patent Rights and Know-How Rights under the License Agreement, and shall be subject to the terms and conditions of the License Agreement, provided that for clarity, Atara shall only have rights to practice under any such Institute Inventions in relation to  [***] of the License Agreement.

9.4Improvements to Background IP.  Notwithstanding Sections 9.1 and 9.2, Institute shall be the sole owner of any Inventions that are claimed or covered by patents and patent applications claiming priority to any patent or patent application included in the Patent Rights, as such Patent Rights exist as of the Original Effective Date (such Inventions, the “Institute Background IP Improvements”).  Atara shall assign, and hereby assigns to Institute, all of Atara’s right, title and interest in and to the Institute Background IP Improvements.  Without limiting the foregoing, Institute Background IP Improvements shall be included, upon their creation by either Party (or assignment by Atara to Institute in accordance with this Section 9.4, if applicable), within the Patent Rights, and shall be subject to the terms and conditions of the License Agreement, including the licenses granted therein.

9.5Option to License Atara IP.  In addition to such rights of reversion as are contained in the License Agreement, Atara will, prior to granting or offering to grant to any Third Party any license or other right to research, develop or commercially exploit any Atara Invention, first discuss with Institute in good faith for a period of not less than [***] whether, and on what terms, Institute may wish to use or license such Atara Invention in fields or applications not the subject of the License Agreement.

9.6Disclosure.  Institute will require the Principal Investigator and other investigators to promptly disclose all Inventions and Joint Inventions generated during the term of

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this Agreement to Institute’s Business Development Office in accordance with Institute policy with respect to ownership and disclosure of Inventions (and Joint Inventions).  Institute or the Business Development Office of Institute, as applicable, will notify Atara promptly in writing following disclosure of a Institute Invention by any inventor, and disclose in confidence to Atara all Institute Inventions, including sufficient detail to enable Atara to evaluate such Institute Invention.

9.7Patent Filings.

(a)Joint Inventions.  Institute will use reasonable efforts to ensure that Atara has the first opportunity to file a patent application or application for other intellectual property protection on any Joint Inventions.  Institute’s rights in any Joint Invention shall be automatically included within the Know-How Rights or the Patent Rights, as applicable, under the License Agreement, and shall be subject to all of the terms and conditions of the License Agreement.  Atara’s prosecution and maintenance of any patents and patent applications arising from Joint Inventions shall be conducted in accordance with Section 13.2 of the License Agreement.  If Atara elects not to file a patent application or application for other intellectual property protection on any Joint Inventions, or decides that it does not wish to provide financial support for the prosecution or maintenance of the protection for such Joint Inventions, Institute shall thereafter be free to file or continue prosecution or maintain any such application(s), and to maintain any protection issuing thereon in the U.S. and in any foreign country at Institute’s sole expense and with no further obligation to Atara, and such patent or patent application shall not be included within the Patent Rights under the License Agreement.

(b)Inventions.  Section 13.2 of the License Agreement shall apply to all filing, prosecution and maintenance of any patents and patent applications arising from Institute Inventions and Institute Background IP Improvements.  Atara shall have the sole right, but not the obligation to file, prosecute and maintain patents and patent applications arising from the Atara Inventions.

9.8Except as expressly provided herein or in the License Agreement, nothing contained in this Agreement shall be deemed to grant either directly or by implication, estoppel, or otherwise any license under any patents, patent applications, or other proprietary interests to any other invention, discovery, or improvement of either Party.

10.EXCHANGE OF MATERIALS

All materials, including any CTLs, including progeny and modified or unmodified derivatives, exchanged pursuant to this Agreement shall remain the property of the providing Party and shall be used solely for the purposes of the Research Collaboration, unless otherwise mutually agreed in writing.  Upon expiration or termination of this Agreement, the unused portions of such materials will be returned promptly to the providing Party or will be disposed of as directed by the providing Party in writing.

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11.SUPPLIES AND EQUIPMENT

In the event that Institute purchases supplies or equipment under the Budget for the Research Collaboration, title to such supplies and equipment shall vest in Institute, unless the Parties mutually agree otherwise in writing.

12.INDEMNIFICATION

12.1Atara Indemnification.  Atara agrees to indemnify, defend and hold harmless Institute and its trustees, officers, staff, representatives and agents (“Institute Indemnitees”) against all damages, costs, expenses, losses and liabilities (“Losses”) actually awarded by a court of competent jurisdiction or agreed in settlement, as a result of any third party claims, demands, suits, or other actions (“Claims”) arising from (a) Atara’s use of the Data or Inventions in connection with Atara’s activities pursuant to the License Agreement, including the development and commercialization of CTL Products and any New CTL Products and Program [***] (in each case, if applicable), (b) Atara’s breach of this Agreement or the Development Plan (including without limitation Atara’s breach of its representations and warranties), (c) the negligent or wrongful acts or omissions or of any Institute officer, agent, or employee the negligent or intentional acts or omissions or breach of this Agreement (including without limitation Atara’s breach of its representations and warranties) by Atara and its officers, agents, and employees; provided that Atara will have no obligation to indemnify Institute Indemnitees to the extent that any such Claim is based on Institute’s negligence, willful misconduct or breach of this Agreement (including without limitation Institute’s breach of its representations and warranties).

12.2Institute Indemnification.  Institute agrees, to the extent permitted by law, to indemnify, defend and hold harmless Atara and its stockholders, officers, staff, representatives and agents (“Atara Indemnitees”) against all Losses actually awarded by a court of competent jurisdiction or agreed in settlement, as a result of any Claims arising from (a) any activities related to the [***] Program occurring after June 30, 2019 and (b) any other CMV-related activities of Institute following the Execution Date; provided that Institute will have no obligation to indemnify Atara Indemnitees to the extent that any such Claim is based on Atara’s negligence, willful misconduct or breach of this Agreement (including without limitation Atara’s breach of its representations and warranties).

13.NOTICE

Except for the remittance of payments due pursuant to the terms hereof, whenever any notice is to be given hereunder, it shall be in writing and shall be deemed received, if delivered by courier on a business day, on the day delivered, or on the second business day following mailing, if sent by first-class certified or registered mail, postage prepaid, to the following addresses:

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Institute:	QIMR Berghofer Medical Research Institute
300 Herston Road,
Herston, QLD, 4006
Attention: Chief Operating Officer

Atara:	Atara Biotherapeutics, Inc.
611 Gateway Blvd. #900
South San Francisco, CA 94080
Attn: General Counsel

14.DISPUTE RESOLUTION

14.1Executive Resolution.  The parties shall initially seek amicably to settle all disputes (each, a “Dispute”) arising out of or in connection with this Agreement (including any Dispute relating to Development Plan and performance of activities thereunder) by negotiation, including discussion at the JSC, subject to the Parties’ respective final decision making authority as set forth in Section 3.3(f).  If, within [***] after written notice by either Party of the existence of a dispute, the Parties do not resolve such Dispute, then the Dispute shall be referred by the JSC to the Executive Officers from each Party for further negotiation.  If the Designated Executive Officers of each Party cannot resolve such Dispute, then subject to Sections 3.3(f) and 14.7, such Dispute will be referred to final binding arbitration in accordance with Sections 14.2 through 14.6.

14.2Arbitration.  Any Dispute referred for arbitration shall be finally settled under the Rules of the International Centre for Dispute Resolution (the “Rules of Arbitration”) then in force, by one arbitrator appointed in accordance with such Rules of Arbitration.  The Arbitral Tribunal shall be guided by the IBA Rules on the Taking of Evidence in International Arbitration, and there shall be no depositions.  The place of the arbitration shall be New York, New York, United States of America.  The language of the arbitration shall be English.

14.3Selection of the Arbitrator.  Each arbitrator shall have [***] of experience in arbitrating disputes in the pharmaceutical industry, or of pharmaceutical licensing disputes and be admitted to practice law in the United States of America.  The arbitrator conducting the arbitration must and shall agree to render an award within [***] after the final hearing.  The arbitrator [***].  Without limiting any other remedies that may be available under Applicable Laws, the arbitrator shall have [***].

14.4Conduct of the Arbitration.  The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty or under Applicable Law, the rules and regulations of any stock exchange or quotation services on which such Party’s stock is traded or quoted, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

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14.5Continued Performance.  Unless otherwise agreed in writing, the Parties will continue to perform their respective obligations under this Agreement during any arbitration or court proceeding seeking enforcement of an arbitral decision or award, and, unless this Agreement is in its entirety deemed null and void or is otherwise revoked or rescinded in its entirely, the Parties shall continue to perform their respective remaining obligations under this Agreement, and may continue to exercise their respective remaining rights and remedies thereunder, following any arbitration.

14.6Preliminary Injunctions.  Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

14.7Patent Disputes.  Notwithstanding anything in this Agreement to the contrary, any dispute concerning inventorship that is not resolved within [***] following notice by one party to the other of the creation or reduction to practice of any Invention, and any dispute regarding any and all issues regarding the scope, construction, validity, and enforceability of any patent or patent application (including whether or not such patent or patent application should be included in the Patent Rights under the License Agreement) in a country within the Territory shall be determined in a court or other governmental authority of competent jurisdiction under the applicable patent laws of such country.

15.TERM AND TERMINATION

15.1Term.  This Agreement shall be effective from the Original Effective Date until all Research Milestone Payments under Section 4.4 have been paid, (the “Term”), unless earlier terminated in accordance with this Article 15.

15.2Termination of License Agreement.  This Agreement will terminate automatically in the event that the License Agreement is terminated, provided that prior to such termination of this Agreement becoming effective, the Parties shall cooperate to wind down the activities being conducted hereunder as set forth in Section 15.5(b).

15.3Termination for Failure of the Research Collaboration.  This Agreement may be terminated by Institute or Atara at any time upon the giving of thirty (30) days’ prior written notice to the other if either party determines, in its discretion, that the Research Collaboration is no longer academically, technically, or commercially feasible.

15.4Termination for Material Breach.  In the event that either party materially breaches any of its obligations under this Agreement and shall fail to remedy such default within thirty (30) days after written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice of termination with an immediate effect to the defaulting party.

15.5Effects of Termination.  Following termination, but not expiration of this Agreement, the following shall apply:

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(a)Termination of this Agreement shall not affect the rights and obligations of the parties accrued prior to termination.

(b)Promptly following any notice of termination of this Agreement, the Parties shall meet, through the JSC, to discuss and agree upon the steps to be taken to wind down the activities being conducted under the Research Collaboration, (the “Wind Down Activities”).  Unless requested in writing by Atara, agreed by the Parties to be included within the budget for any Wind Down Activities, or already committed to be paid by Institute on a non-cancelable basis prior to the date of notice of termination, Institute shall not incur any additional costs or expenses in conducting activities under this Agreement following the date of notice of termination.  Atara agrees to reimburse Institute for (i) any non-cancelable obligations actually incurred by Institute prior to termination in accordance with the Research Collaboration, provided such amounts have been incurred in accordance with the Budget, and (ii) any costs incurred in relation to the Wind Down Activities thereunder as mutually agreed by the JSC.  Following wind-down of the Research Collaboration, Atara shall have no further obligations to make any payments to Institute.

(c)All materials, information and data, including any Confidential Information, provided by one Party to the other Party pursuant to this Agreement shall be returned to the disclosing Party as set forth in Section 6.6 and Article 10.

(d)The Parties’ rights in CTL Products, New CTL Products and [***] arising from the conduct of activities under this Agreement prior to the effective date of termination shall be subject to Sections 9.6(b), (c), (e), (f), (g) and (i), 9.7 and 9.9 of the License Agreement.

15.6Survival.  Upon termination or expiration of this Agreement, any provisions herein which are intended to continue and survive such termination or expiration, including Articles 1, 6, 7, 8, 9, 10, 12, 13, 14 and 16 through 23, and Sections 4.4 (to the extent that the License Agreement has not expired or terminated, and subject to Section 9.6(b) of the License Agreement) and 15.5 shall survive any expiration or termination of this Agreement.

16.APPLICABLE LAW

This Agreement shall be governed by the laws of the State of New York without regard to the conflict of law principles thereof.  Any disputes arising hereunder shall be adjudicated accordance with Article 14.

17.WAIVER

No waiver by either Party of any breach or default of any of the agreements contained herein will be deemed a waiver as to any subsequent and/or similar breach or default.  No waiver of this Agreement is valid or binding on the Parties unless made in writing (identifying the provision that is waived) and signed on behalf of each Party.

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18.ASSIGNMENT

Neither party hereto may assign or transfer any rights or obligations under this Agreement without the prior written consent of the other party, except that no such consent shall be required for a party to assign its rights or transfer its obligations to its Affiliates or in connection with the sale or transfer of the majority of its stock or all or substantially all of its assets to which this Agreement relates, whether as part of a merger, acquisition, or asset sale.  Any assignment in violation of this Agreement will be null and void.  This Agreement benefits and binds the parties and their respective successors and permitted assigns.

19.ENTIRE AGREEMENT

This Agreement, together with the License Agreement, any Manufacturing Agreement executed by the Parties, and any Exhibits to any of the foregoing, represents the entire understanding of the Parties and supersedes any prior or contemporaneous agreements or understandings between Principal Investigator or Institute with Atara with respect to the subject matter hereof, including the Original Research Agreement, the First Restated Agreement, and the Second Restated Agreement.  Furthermore, no modification, supplement, or new agreement may be executed, prior to the expiration of this Agreement, between Institute and Atara with respect to the subject matter hereof, without formal written amendment to this Agreement, signed by all Parties.

20.INDEPENDENT CONTRACTOR

In performing their respective duties under this Agreement, each of the Parties will be operating as an independent contractor.  Nothing contained herein will in any way constitute any association, partnership, or joint venture between the Parties hereto, or be construed to evidence the intention of the Parties to establish any such relationship.  Neither Party will have the power to bind the other Party or incur obligations on the other Party’s behalf without the other Party’s prior written consent.

21.SEVERABILITY

If any one or more of the provisions contained in this Agreement shall be held invalid, illegal, or unenforceable for any reason or in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

22.CONSTRUCTION

The headings of the Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  Except where the context otherwise requires, wherever used, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense.  When used in this Agreement, “including” means “including without limitation”.  References to either Party include the successors and permitted assigns of that Party.  The Recitals are incorporated by reference into this Agreement.  The headings of this Agreement are for convenience of reference only and in no

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way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The Parties have each consulted counsel of their choice regarding this Agreement, and, accordingly, no provisions of this Agreement will be construed against either Party on the basis that the Party drafted this Agreement or any provision thereof.  The official text of this Agreement, any notice given or accounts or statements required by this Agreement, and any dispute proceeding related to or arising hereunder, will be in English.  If any dispute concerning the construction or meaning of this Agreement arises, then reference will be made only to this Agreement as written in English and not to any translation into any other language.

23.COUNTERPARTS.

This Third Restated Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same Agreement.  For purposes of executing this Third Restated Agreement, a facsimile (including a PDF image delivered via email) copy of this Third Restated Agreement, including the signature pages, will be deemed an original.  The Parties agree that neither Party will have any rights to challenge the use or authenticity of a counterpart of this Third Restated Agreement based solely on that its signature, or the signature of the other Party, on such counterpart is not an original signature.

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IN WITNESS WHEREOF, the undersigned have entered into this Third Restated Agreement as of the date first set forth above.

Agreed and Accepted By:

Atara Biotherapeutics, Inc.:

By:	/s/ [***]

Name:	[***]

Title:	Head of R&D

The Council of the Queensland Institute of Medical Research:

By:	/s/ [***]

Name:	[***]

Title:	Chief Operating Officer	28 August 2020

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SCHEDULE 1.15

FTE RATES*

[***]

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SCHEDULE 2.2

DEVELOPMENT PLAN

[***]

SCHEDULE 4.2

BUDGET

[***]

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